UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 28, 2009

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

BB&T Corporation, a North Carolina corporation (the “Company”), and BB&T Capital Trust VII, a statutory trust formed under the laws of the State of Delaware (the “Trust”), closed on October 28, 2009, the public offering of $325,000,000 aggregate principal amount of the Trust’s Enhanced Trust Preferred Securities (the “Capital Securities”), representing preferred beneficial interests in the Trust, pursuant to an Underwriting Agreement dated October 21, 2009, between the Company, the Trust and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, each as representative of the underwriters named in Schedule II thereto (collectively, the “Underwriters”). On October 27, 2009, the Underwriters exercised their option (the “Option”) to purchase an additional $25,000,000 aggregate principal amount of the Capital Securities to cover over-allotments. The net proceeds of the offering, after underwriting commissions and discounts and estimated expenses payable by us and after giving effect to the Option, will be $339,451,750.

Pursuant to a Guarantee Agreement, dated as of October 28, 2009, by and between the Company and U.S. Bank National Association, as guarantee trustee, the Company has guaranteed payment of distributions or amounts payable on redemption or liquidation of the Capital Securities to the extent that the Trust has funds available to make such payments (the “Guarantee”). The Company will not cover payments when the Trust does not have sufficient funds to make payments on the Capital Securities.

The proceeds from the sale of the Capital Securities, together with the proceeds from the sale by the Trust of its common securities, were invested by the Trust in the Company’s Junior Subordinated Debentures, initially due November 1, 2064 (the “Junior Subordinated Debentures”), issued pursuant to the Junior Subordinated Indenture dated as of August 18, 2005, as supplemented by a First Supplemental Indenture dated as of August 18, 2005, as further supplemented by a Second Supplemental Indenture dated as of June 7, 2006, as further supplemented by a Third Supplemental Indenture dated as of June 12, 2007, as further supplemented by a Fourth Supplemental Indenture dated as of September 10, 2008, as further supplemented by a Fifth Supplemental Indenture dated as of July 28, 2009, and as further supplemented by a Sixth Supplemental Indenture dated as of October 28, 2009, between the Company and U.S. Bank National Association, as trustee. The Capital Securities, the Junior Subordinated Debentures and the Guarantee have been registered under the Securities Act of 1933, as amended, by a shelf registration statement on Form S-3 (File Nos. 333-152543, 333-152543-01, 333-152543-02, 333-152543-03 and 333-152543-04) (the “Registration Statement”).

This report is also being filed for the purpose of filing as exhibits the documents listed in Item 9.01 below, which are hereby incorporated by reference into the Registration Statement.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated October 21, 2009, by and between BB&T Corporation, BB&T Capital Trust VII and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, each as representative of the underwriters named therein.

4.1	Sixth Supplemental Indenture, dated as of October 28, 2009, by and between BB&T Corporation and U.S. Bank National Association, as Trustee, under the Junior Subordinated Indenture, dated as of August 18, 2005, by and between BB&T Corporation and U.S. Bank National Association, as Trustee.

4.2	Amended and Restated Trust Agreement, dated as of October 28, 2009, by and among BB&T Corporation, as Depositor, U.S. Bank National Association, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, Frances B. Jones and Christopher L. Henson, as Administrative Trustees, and the several Holders of the Capital Securities.

4.3	Guarantee Agreement, dated as of October 28, 2009, by and between BB&T Corporation, as Guarantor, and U.S. Bank National Association, as Guarantee Trustee.

8.1	Tax Opinion of Squire, Sanders & Dempsey L.L.P.

23.1	Consent of Squire, Sanders & Dempsey L.L.P. (included on Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/S/ CYNTHIA B. POWELL
Name:	Cynthia B. Powell
Title:	Senior Vice President and Corporate Controller (Principal Accounting Officer)

Date: October 28, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated October 21, 2009, by and between BB&T Corporation, BB&T Capital Trust VII and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, each as representative of the underwriters named therein.

4.1	Sixth Supplemental Indenture, dated as of October 28, 2009, by and between BB&T Corporation and U.S. Bank National Association, as Trustee, under the Junior Subordinated Indenture, dated as of August 18, 2005, by and between BB&T Corporation and U.S. Bank National Association, as Trustee.

4.2	Amended and Restated Trust Agreement, dated as of October 28, 2009, by and among BB&T Corporation, as Depositor, U.S. Bank National Association, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, Frances B. Jones and Christopher L. Henson, as Administrative Trustees, and the several Holders of the Capital Securities.

4.3	Guarantee Agreement, dated as of October 28, 2009, by and between BB&T Corporation, as Guarantor, and U.S. Bank National Association, as Guarantee Trustee.

8.1	Tax Opinion of Squire, Sanders & Dempsey L.L.P.

23.1	Consent of Squire, Sanders & Dempsey L.L.P. (included on Exhibit 8.1).